EXHIBIT 4.2

CNO FINANCIAL GROUP, INC.

5.125% SUBORDINATED DEBENTURES DUE 2060

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 25, 2020

To the Indenture dated as of June 12, 2019

U.S. BANK National Association,

as Trustee

TABLE OF CONTENTS

Exhibit A – Form of 5.125% Subordinated Debentures due 2060

i

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of November 25, 2020, by and between CNO Financial Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (in such capacity, and solely with respect to the Series of Securities provided for herein, the “Trustee”).

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of June 12, 2019 (the “Base Indenture,” and together with this Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more Series as provided in the Base Indenture;

WHEREAS, Sections 2.1, 2.2 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series as permitted by Sections 2.1, 2.2 and 9.1 of the Base Indenture;

WHEREAS, on the date hereof the Company desires to establish a new Series of Securities, to be designated as the Company’s 5.125% Subordinated Debentures due 2060 (the “Debentures”) in an initial aggregate principal amount of $150,000,000 pursuant to the Base Indenture, as supplemented and amended by this Second Supplemental Indenture;

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate pursuant to Sections 2.3, 9.1, 9.7, 11.4 and 11.5 of the Base Indenture to the effect that the execution and delivery of this Second Supplemental Indenture is authorized or permitted under the Base Indenture and that all conditions precedent provided for in the Base Indenture to the execution and delivery of this Second Supplemental Indenture to be complied with by the Company have been complied with;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company to make this Second Supplemental Indenture, when executed and delivered by the Company, a valid and legally binding instrument; and

WHEREAS, all things necessary have been done by the Company to make the Debentures, when executed by the Company and authenticated and delivered in accordance with the provisions of the Indenture, the valid obligations of the Company;

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Debentures by the Holders (as defined below) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Debentures as follows:

Article I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions. For the purpose of this Second Supplemental Indenture, all capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Base Indenture.

“Base Indenture” has the meaning specified in the recitals hereto.

“Board of Directors” means (i) with respect to the Company or any Subsidiary, its board of directors or any duly authorized committee thereof or specified officers and employees of the Company to which the powers of such board have been lawfully delegated; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of the Indenture and, thereafter, means the successor thereto.

“Corporate Trust Office” means the address of the Trustee as follows: U.S. Bank National Association, Global Corporate Trust, 100 Wall Street Suite 600/Ex-NY-Wall, New York, New York 10005 Attn: Corporate Trust Services, Administrator- CNO Financial.

“Debentures” has the meaning specified in the recitals hereto.

“Depository” has the meaning specified in Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Debenture” has the meaning specified in Section 2.2.

“Indebtedness” shall mean (a) any obligation of, or any obligation guaranteed by, the Company for which the Company is responsible or liable as obligor or otherwise including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or similar proceedings) for (i) indebtedness for money borrowed, (ii) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (iii) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations under “keep-well” agreements required by insurance regulators or (vi) any obligation referred to in (i) through (v) above of other Persons secured by any lien on any property or asset of the Company and (b) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts), swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on November 25, 2020 or thereafter created, assumed or incurred.

“Indebtedness Ranking Junior to the Debentures” shall mean any Indebtedness, whether outstanding on November 25, 2020 or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Debentures (and any Indebtedness Ranking on a Parity with the Debentures) in right of payment upon any dissolution, winding-up, liquidation, reorganization, or similar events of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Debentures.

“Indebtedness Ranking on a Parity with the Debentures” shall mean Indebtedness, whether outstanding on November 25, 2020 or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Debentures in right of payment upon dissolution, winding-up, liquidation, reorganization, or similar events of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Debentures.

“interest,” when used with respect to the Debentures, includes interest accruing on the Debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable and in each case to the extent permitted by applicable law.

“Interest Payment Date” means each February 25, May 25, August 25 and November 25, beginning February 25, 2021.

“Junior Subordinated Payment” has the meaning specified in Section 3.4.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any other Vice President, the Secretary or the Treasurer of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Optional Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company defers interest pursuant to Section 2.8 and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Debentures.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Proceeding” has the meaning specified in Section 3.4.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for the Company (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in (a) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time the Debentures would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Debentures.

“Regulatory Capital Event” means that the Company becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Company as a result of being so subject set forth criteria pursuant to which the full principal amount of the debentures would not qualify as capital under such capital adequacy guidelines, as the Company may determine at any time, in its sole discretion.

“Regular Record Date” for the interest payable on the Debentures on any Interest Payment Date therefor means the date specified in this Indenture.

“Senior Indebtedness” shall mean all Indebtedness, whether outstanding on November 25, 2020 or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

“Second Supplemental Indenture” has the meaning specified in the recitals hereto.

“Tax Event” means that the Company will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:

(1)             amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

(2)             official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in clause (a) above, by any court, governmental agency or regulatory authority; or

(3)             threatened challenge asserted in writing in connection with an audit of the Company, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against the Company or becomes publicly known on or after November 25, 2020, there is more than an insubstantial increase in the risk that interest accruable or payable by the Company on the Debentures is not, or will not be, deductible by the Company in whole or in part, for United States federal income tax purposes.

Section 1.2          Incorporation by Reference of TIA. This Second Supplemental Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in, and made a part of, this Second Supplemental Indenture with respect to (and only with respect to) the Debentures. Whenever this Second Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Second Supplemental Indenture.

The following TIA term has the following meaning:

“obligor” on the Debentures means the Company and any successor obligor upon the Debentures.

All other terms used in this Second Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

Section 1.3          Rules of Construction. Unless the context otherwise requires, for purposes of this Second Supplemental Indenture:

(1)             a term has the meaning assigned to it herein;

(2)             an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP or a successor to GAAP;

(3)             “or” is not exclusive;

(4)             words in the singular include the plural, and in the plural include the singular;

(5)             unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Second Supplemental Indenture;

(6)             provisions apply to successive events and transactions; and

(7)             references to sections of or rules under the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

Article II.

THE SERIES OF DEBENTURES

Section 2.1          Title. There shall be a series of Securities designated the “5.125% Subordinated Debentures due 2060.”

Section 2.2          Global Form. The Debentures shall be issued initially in the form of fully registered global Securities (the “Global Debentures”) in substantially the form attached as EXHIBIT A hereto, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company, authenticated by the Trustee.

Section 2.3          Limitation on Aggregate Principal Amount. The aggregate principal amount of the Debentures shall initially be limited to $150,000,000 (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of such series pursuant to Section 2.7, Section 2.8, Section 2.11 or Section 3.6 of the Base Indenture). The Company may, without notice to or consent of the Holders of the Debentures, issue additional debentures having the same interest rate, maturity date and other terms as described in the related prospectus supplement and prospectus; provided, that the additional debentures are fungible with the Debentures for United States federal income tax purposes. Any additional debentures, together with the Debentures offered by the related prospectus supplement, will constitute a single series of debentures under the Indenture. No additional debentures may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Debentures.

Section 2.4          Registrar, Paying Agent and Place of Payment. The Company initially appoints the Trustee as Registrar and Paying Agent for the Debentures and the Corporate Trust Office of the Trustee be and hereby is designated as the Place of Payment where the Debentures may be presented or surrendered for payment, where the Debentures may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Debentures and the Indenture.

Section 2.5          Principal Payment Date. The principal amount of the Debentures outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on November 25, 2060, which date shall be the Maturity of the Debentures Outstanding.

Section 2.6          Interest and Interest Rates. The rate at which the Debentures shall bear interest shall be 5.125% per annum; the date from which interest shall accrue on the Debentures shall be November 25, 2020, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Debentures shall be February 25, May 25, August 25 and November 25 of each year, beginning February 25, 2020; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Debenture (or predecessor Debenture) is registered (which shall initially be the Depository) at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. However, interest paid on Maturity or a date fixed for redemption will be payable to the Person to whom the principal will be payable. Interest shall be computed on the basis of a 360 day year comprised of twelve 30-day months. For so long as the Debentures are represented in global form by one or more Global Debentures, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depository or its nominee, as the case may be, as the registered owner of the Global Debenture representing such Debentures. If any Interest Payment Date is not a Business Day, then the payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). In the event that definitive Debentures shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Debenture.

Section 2.7          Sinking Fund. The Company has no obligation to redeem or purchase any Debentures pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 2.8          Option to Defer Interest Payments. So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right, at any time and from time to time, to defer the payment of interest on the Debentures for one or more Optional Deferral Periods of up to five consecutive years, provided that no Optional Deferral Period shall extend beyond November 25, 2060, any earlier accelerated maturity date arising from an Event of Default or any other earlier redemption of the Debentures.

(a)           During any Optional Deferral Period, interest shall continue to accrue on the Debentures, and deferred interest payments shall accrue additional interest at the same rate, compounded quarterly as of each Interest Payment Date to the extent permitted by applicable law. During an Option Deferral Period, the Company shall be prohibited from paying current interest on the Debentures until it shall have paid all accrued and unpaid deferred interest plus any accrued interest thereon. No interest otherwise due during an Optional Deferral Period shall be due and payable on the Debentures until the end of such Optional Deferral Period except upon an acceleration or redemption of the Debentures during such deferral period.

(b)           At the end of any Optional Deferral Period, the Company shall pay all deferred interest (including compounded interest thereon) on the Debentures to the Persons in whose names the Debentures are registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Optional Deferral Period.

(c)           At the end of five years following the commencement of any Optional Deferral Period, the Company shall pay all accrued and unpaid deferred interest, including compounded interest thereon. If, at the end of any Optional Deferral Period, the Company shall have paid all deferred interest due on the Debentures, including compounded interest, the Company may again defer interest payments on the Debentures pursuant to this Section 2.8.

(d)           The Company shall give written notice of its election to commence or continue any Optional Deferral Period to the Trustee and the Holders of the Debentures at least three Business Days and not more than 60 Business Days before the next Interest Payment Date.

Section 2.9         Redemption at the Option of the Company. The provisions of Article 3 of the Base Indenture, as supplemented by the provisions of this Second Supplemental Indenture, shall apply to the Debentures.

(a)           The Company may redeem the Debentures in increments of $25 principal amount:

(1)             in whole at any time, or in part from time to time, on or after November 25, 2025, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date fixed for such redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption;

(2)            in whole, but not in part, at any time prior to November 25, 2025, within 90 days of the occurrence of a Tax Event or a Regulatory Capital Event at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date fixed for such redemption; or

(3)            in whole, but not in part, at any time prior to November 25, 2025, within 90 days of the occurrence of a Rating Agency Event, at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest (including compounded interest, if any) to but excluding the date fixed for such redemption.

(b)           If less than all of the Debentures are to be redeemed, the principal amount of such debentures held by each beneficial owner of such Debentures to be redeemed shall be selected in accordance with the procedures of the Depository. The Debentures and portions of debentures will be selected in minimum amounts of $25 and multiples of $25 in excess of $25. If the Debentures are in definitive form, the Trustee will select the Debentures to be redeemed by lot in accordance with its customary procedures.

(c)           Notice of any redemption will be transmitted at least 10 Business Days but not more than 60 days before the date of such redemption to each Holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the date of such redemption. interest will cease to accrue on the Debentures or portions thereof called for redemption.

Section 2.10       Payment Restrictions During a Deferral Period. After the commencement of an Optional Deferral Period and until the Company has paid all accrued and unpaid interest on the Debentures, the Company shall not, and shall not permit any Subsidiary to:

(a)           declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any Capital Stock (which includes common and preferred stock) of the Company,

(b)           make any payment of principal, interest or premium on or repay, repurchase or redeem any Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures, or

(c)           make any guarantee payments with respect to any guarantee by the Company of any securities of any Subsidiary if such guarantee ranks pari passu with or junior in right of payment to the Debentures; other than, in the cases of clauses (a), (b) and (c):

(i)             dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Capital Stock of the Company where the dividend stock or stock issuable upon exercise of such options, warrants or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock,

(ii)            any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of Capital Stock of the Company under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,

(iii)           as a result of a reclassification of any series or class of Capital Stock of the Company or the exchange or conversion of one class or series of Capital Stock of the Company for or into another class or series of Capital Stock of the Company,

(iv)           the purchase of fractional interests in shares of Capital Stock of the Company pursuant to an acquisition or the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged,

(v)            purchases or acquisitions of shares of Capital Stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of directors, officers, agents, consultants or employees of the Company or satisfaction by the Company of its obligations under any dividend reinvestment plan of the Company or director, officer, agent, consultant or employee stock purchase plans of the Company,

(vi)           any exchange, redemption or conversion of any class or series of Capital Stock of the Company, or the Capital Stock of a Subsidiary, for any other class or series of Capital Stock of the Company, or of any class or series of Indebtedness for Borrowed Money for any class or series of Capital Stock of the Company,

(vii)          purchases or acquisitions of shares of Capital Stock of the Company in connection with satisfaction by the Company of its obligations under any contract or security entered into before commencement of the Optional Deferral Period, and

(viii)         (x) payment of current or deferred interest on Indebtedness Ranking on a Parity with the Debentures made pro rata to the amounts due on the Debentures and all other Indebtedness Ranking on a Parity with the Debentures and (y) payment of principal or current or deferred interest on the Company’s Indebtedness Ranking on a Parity with the Debentures that, if not made, would cause the Company to breach the terms of the instrument governing such Indebtedness Ranking on a Parity with the Debentures.

Section 2.11       Events of Default.

(a)           Clauses (a) through (d) of Section 6.1 and Section 6.2, in its entirety, of the Base Indenture shall not apply to the Debentures. Clauses (e) and (f) of Section 6.1 of the Base Indenture shall apply to the Debentures.

(b)           If an Event of Default specified in Clause (e) or (f) of Section 6.1 of the Base Indenture occurs, the principal amount of all the Debentures shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

(c)           The Trustee shall provide to the Holders of the Debentures notice of any Event of Default or default with respect to the Debentures within 90 days after receipt of a written notice by a Responsible Officer of the Trustee of such Event of Default or default. However, except in the case of a default in payment on the Debentures, the Trustee may withhold such notice if it’s Responsible Officers determine that withholding of the notice is in the interest of such Holders.

(d)           The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Holders of the Debentures pursuant to the Indenture in connection with any default, unless the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Section 6.5 of the Base Indenture, provided, however, that this provision shall not affect the rights of the Trustee with respect to any Events of Default as set forth in clause (b) of this Section 2.11 that may occur with respect to the Debentures. In connection with any such exercise of remedies the Trustee shall be entitled to the same rights, privileges, benefits, indemnities, immunities and protections and remedial rights (other than acceleration) as if such default were an Event of Default.

(e)           For purposes of this Section 2.11, the term “default” means any of the following events:

(i)             default in the payment of interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a five-year period following the commencement of any Optional Deferral Period if such Optional Deferral Period has not ended prior to the conclusion of such five-year period;

(ii)            default in the payment of principal of or premium, if any, on the Debentures when due; or

(iii)           default in the observance or performance of any covenant or agreement contained in the Indenture or the Debentures.

Section 2.12       Tax Treatment. Each Holder of the Debentures will, by accepting the Debentures or a beneficial interest therein, be deemed to have agreed that the Holder intends that the Debentures constitute indebtedness and will treat the debentures as indebtedness for all United States federal, state and local tax purposes.

Section 2.13       Defeasance and Covenant Defeasance. The Company has elected to have both Section 8.2 (relating to defeasance) and Section 8.3 of the Base Indenture (relating to covenant defeasance) applied to the Debentures.

Article III.

SUBORDINATION

Section 3.1         Agreement to Subordinate.

The Company covenants and agrees, and each Holder of Debentures issued under the Indenture likewise covenants and agrees, that the Debentures shall be issued subject to the provisions of this Article III; and each Holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by the Company of the principal of, premium, if any, and interest on the Debentures shall, to the extent and in the manner set forth in this Article III, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Second Supplemental Indenture or thereafter incurred.

No provision of this Article III shall prevent the occurrence of any Event of Default with respect to the Debentures or any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default with respect to the Debentures.

Section 3.2         Default on Senior Indebtedness. Unless Section 3.3 shall be applicable, in the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated because of a default, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other consideration satisfactory to the holders of such Senior Indebtedness.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or a holder of any Debenture when such payment is prohibited by the preceding paragraph of this Section 3.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment.

Section 3.3         Prior Payment to Senior Indebtedness Upon Acceleration of Debentures. In the event that any Debentures are declared due and payable before their Stated Maturity, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company on account of the principal (including redemption payments) of, or premium, if any, or interest on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary, until all amounts due on or in respect of Senior Indebtedness outstanding at the time of such acceleration shall have been paid in full to the holders of such Senior Indebtedness in cash or other consideration satisfactory to the holders of such Senior Indebtedness, or provision shall have been made for such payment.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section 3.3, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment.

The provisions of this Section 3.3 shall not apply to any payment with respect to which Section 3.4 would be applicable.

Section 3.4         Liquidation; Dissolution; Bankruptcy. In the case of the pendency of any receivership, insolvency, dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or other similar judicial proceeding relative to the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (each such event, if any herein sometimes referred to as a “Proceeding”), then the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Debentures are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other debt of the Company subordinated to the payment of the Debentures, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Debentures in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 3.4, the Trustee or the Holders of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all amounts due or to become due on all Senior Indebtedness are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made actually known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all amounts due or to become due on all Senior Indebtedness remaining unpaid, to the extent necessary to pay all amounts due or to become due on all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Article III, the words “cash, property or securities” shall not be deemed (so long as the effect of any exclusion employing this definition is not to cause the Debentures to be treated in any Proceeding as a part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to the Senior Indebtedness) to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article III with respect to the Debentures to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 5 of the Base Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 3.4 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article 5 of the Base Indenture.

Section 3.5         Subrogation. Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness to the extent provided herein or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article III (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Debentures are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of payments or distributions made to holders of such Senior Indebtedness) and to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article III, and no payment over pursuant to the provisions of this Article III to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article III are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

Nothing contained in this Article III or elsewhere in this Second Supplemental Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article III of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

Section 3.6         Trustee to Effectuate Subordination. Each Holder of the Debentures by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate , as further directed to effectuate the subordination provided in this Article III and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 3.7         Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article III. Notwithstanding the provisions of this Article III or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article III, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article III of this Second Supplemental Indenture, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 3.7 at least two Business Days prior to the date (i) upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), or (ii) moneys and/or Government Securities are deposited in trust pursuant to Article 4 of the Base Indenture then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and Government Securities of the United States of America and to apply the same to the purposes for which they were received or as the Trustee has been directed, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

The Trustee, subject to the provisions of Article 7 of the Base Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article III, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article III, and, if such evidence is not satisfactorily furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Upon any payment or distribution of assets of the Company referred to in this Article III, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article III.

Section 3.8         Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article III in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Second Supplemental Indenture shall deprive the Trustee of any of its rights as such holder. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article III, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Second Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, or any party, and, subject to the provisions of Article 6 of the Base Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly or otherwise pay over or deliver to Holders of the Debentures, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article III or otherwise. Nothing in this Article III shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7 of the Base Indenture.

Section 3.9         Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article III or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following:

(a)           change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

(b)           sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

(c)            release any Person liable in any manner for the collection of such Senior Indebtedness; and

(d)           exercise or refrain from exercising any rights against the Company and any other Person.

Section 3.10       Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and then be acting hereunder, the term “Trustee” as used in this Article III shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meanings as fully and for all intents and purposes as if such Paying Agent were named in this article in addition to or in place of the Trustee.

Section 3.11       Ranking Relative to Senior Notes. The Debentures rank in right of payment and upon liquidation junior to the Company’s 5.250% Senior Notes due 2025 and the Company’s 5.250% Senior Notes due 2029.

Article IV.

APPLICATION OF SECOND SUPPLEMENTAL INDENTURE AND CREATION OF THE DEBENTURES

Section 4.1         Application of Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders of the Debentures and any such provisions shall not be deemed to apply to any other securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Debentures. Unless otherwise expressly specified, references in this Second Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Second Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

Section 4.2         Effect of Second Supplemental Indenture. With respect to the Debentures (and only with respect to the Debentures), the Base Indenture shall be supplemented pursuant to Section 9.1(j) thereof to establish the terms of the Debentures as set forth in this Second Supplemental Indenture, including, without limitation, as follows:

(a)            The definition of each term set forth in Section 1.1 of the Base Indenture is with respect to the Debentures (and only with respect to the Debentures) deleted and replaced in its entirety by the definition ascribed to such term in Article I of this Debentures Supplemental Indenture to the extent any such term is defined in both the Base Indenture and this Second Supplemental Indenture;

(b)           The provisions of Articles II, III, IV, V, VI, and IX of the Base Indenture are, with respect to the Debentures (and only with respect to the Debentures), hereby supplemented by and shall be in addition to the provisions of Articles II and III of this Second Supplemental Indenture, respectively; and

(c)            To the extent that the provisions of this Second Supplemental Indenture (including those referred to in clauses (a) through (b) above) conflict with any provision of the Base Indenture, the provisions of this Second Supplemental Indenture shall govern and be controlling, with respect to the Debentures (and only with respect to the Debentures).

Except as set forth in this Second Supplemental Indenture, the provisions of the Base Indenture shall remain in full force and effect with respect to the Debentures.

Article V.

MISCELLANEOUS

Section 5.1         The Second Supplemental Indenture. The Base Indenture, as amended and modified by this Second Supplemental Indenture, hereby is in all respects ratified, confirmed and approved. This Second Supplemental Indenture shall be construed in connection with and as part of the Base Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Second Supplemental Indenture.

Section 5.2         Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and other communications hereunder must be in writing (and any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided via DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company) or an electronic copy thereof), in English, and may only be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) by facsimile transmission, with confirmed receipt or (e) by email by way of a PDF attachment thereto. Notice will be effective upon receipt except for notice via email, which will be effective only when the recipient, by return email or notice delivered by other method provided for in this Section, acknowledges having received that email (with an automatically generated receipt or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section). The Company agrees to assume all risks arising out of the use of DocuSign digital signatures and electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 5.3         Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or of the Debentures.

Section 5.4         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.5         GOVERNING LAW; WAIVER OF TRIAL BY JURY. THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE and each Holder by accepting a Security IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 5.6         Severability. In case any provision in this Second Supplemental Indenture or in any Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Paul H. McDonough
	Name:	Paul H. McDonough
	Title:	Executive Vice President and Chief Financial Officer

U.S. Bank National Association,
as Trustee

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

[Signature page to the Second Supplemental Indenture]

Exhibit A

(FORM OF FACE OF DEBENTURE)

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL DEBENTURE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	$150,000,000

Dated: November 25, 2020	CUSIP number: 12621E 301

CNO FINANCIAL GROUP, INC.

5.125% Subordinated Debentures due 2060

CNO Financial Group, Inc., a Delaware corporation (hereinafter called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of 150,000,000 United States Dollars, subject to increase or decrease as set forth in the attached Schedule, on November 25, 2060 and to pay interest thereon from November 25, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 25, May 25, August 25 and November 25 in each year (each an “Interest Payment Date”), beginning February 25, 2021 at the rate of 5.125% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15, May 15, August 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. However, interest paid on the Maturity or a date on which the Debentures are redeemed shall be paid to the Person to whom the principal will be payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and the interest on this Debenture shall be made at the designated office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that for so long as the Debentures are represented in global form by one or more Global Debentures, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debentures representing such Debentures. In the event that definitive Debentures shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Debenture.

This Debenture is one of the duly authorized series of Securities of the Company, designated as the Company’s “5.125% Subordinated Debentures due 2060”, initially limited to an aggregate principal amount of $150,000,000, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of June 12, 2019, between the Company and U.S. Bank National Association, as Trustee (hereinafter referred to as the “Trustee”), as supplemented by the Second Supplemental Indenture thereto, dated as of November 25, 2020 (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

The Debentures will be unsecured obligations of the Company and will be subordinated to all Senior Indebtedness of the Company in the manner set forth in the Indenture.

Subject to, and in accordance with, the Second Supplemental Indenture, the Company shall have the right, at any time and from time to time, to defer the payment of interest on the Debentures.

The Company may redeem the Debentures in the manner and under the circumstances set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the right of the Holder of this Debenture, which is absolute and unconditional, to receive payment of the principal of and, subject to certain qualifications in the Indenture, interest on this Debenture at the times herein and in the Indenture prescribed and to institute suit for the enforcement of any such payment unless the Holder of this Debenture shall have consented to the impairment of such right.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture may be registered in the Security register maintained by the Registrar, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of any authorized denominations and of a like aggregate principal amount and tenor, shall be issued to the designated transferee or transferees.

The Debentures are issuable only in registered form without coupons in denominations of $25 and multiples of $25 in excess thereof.

No service charge shall be made for any such registration of transfer or for exchange of this Debenture, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Debenture, other than in certain cases provided in the Indenture.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Debentures (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Securities sufficient to pay and discharge the entire indebtedness on all Debentures of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, which may be delivered via electronic transmission, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

CNO Financial Group, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Please print or typewrite name and address including postal zip code of Assignee)

the Debentures of CNO FINANCIAL GROUP, INC. referenced in this certificate and does hereby irrevocably constitute and appoint attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:
(Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

CNO Financial Group, Inc.

5.125% Subordinated Debentures due 2060

No: 1

Schedule A

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE

The following increases or decreases in this Global Debenture have been made:

Date	Amount of decrease in Principal Amount of this Global Debenture	Amount of increase in Principal Amount of this Global Debenture	Principal Amount of this Global Debenture following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian